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                                    EXHIBIT 8

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[LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK P.C.]




August 31, 2004


Board of Directors
Lincoln Park Savings and Loan Association
31 Boonton Turnpike
Lincoln Park Savings, New Jersey 07035

        RE:    MUTUAL HOLDING COMPANY FORMATION AND STOCK ISSUANCE

Ladies and Gentlemen:


        We have been requested as special counsel to Lincoln Park Savings and Loan Association ("Lincoln Park Savings") to express our opinion concerning the Federal income tax consequences relating to the proposed conversion of Lincoln Park Savings from a New Jersey chartered mutual savings bank (sometimes referred to herein as "Mutual Bank") to a New Jersey chartered stock savings bank, to be known as Lincoln Park Savings Bank (sometimes referred to herein as "Stock Bank") and the concurrent formation of Lincoln Park Bancorp, MHC, a federal mutual holding company, and Lincoln Park Bancorp, a federal mid-tier stock holding company and the subsidiary of Lincoln Park Bancorp, MHC (the "Reorganization"). Lincoln Park Bancorp, MHC will acquire the outstanding stock of Stock Bank and subsequently contribute Stock Bank's stock to Lincoln Park Bancorp. Immediately after the completion of the Reorganization, Lincoln Park Bancorp will offer up to 49.9% of its Common Stock for sale on a priority basis in a Subscription Offering to Eligible Account Holders, the Stock Bank's Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Voting Depositors. Any shares remaining after the conclusion of the Subscription Offering may be offered for sale in a Community Offering or Syndicated Community Offering.

        In connection with the Reorganization, we have examined Lincoln Park Savings' Plan of Reorganization From a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan ("Plan of Reorganization") and certain other documents relating to the Reorganization, some of which are described or referred to in the Plan of Reorganization, in order to issue the opinions set forth below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.


        In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined.

        In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of Lincoln Park Savings at a meeting duly called and held; that Lincoln Park Savings will comply with the terms and conditions of the Plan of Reorganization, and that the various factual representations and warranties

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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
Page 2


which are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws, except on the basis of the documents and assumptions described above.

        For purposes of this opinion, we are relying on the factual representations provided to us by Lincoln Park Savings, which are incorporated herein by reference.

        In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures, and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

        We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the IRS or a court.

                               SUMMARY OF OPINIONS

        Based on the facts, representations and assumptions set forth herein, we are of the opinion that:


        WITH RESPECT TO THE EXCHANGE OF LINCOLN PARK SAVINGS' CHARTER FOR A STOCK CHARTER (THE "REORGANIZATION"):

        1. The conversion of Lincoln Park Savings' charter from a mutual savings bank charter to a stock bank charter will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.


        2. No gain or loss will be recognized by Lincoln Park Savings upon the transfer of its assets to Stock Bank solely in exchange for shares of Stock Bank stock and the assumption by Stock Bank of the liabilities of Mutual Bank. (Code Sections 361(a) and 357(a)).

        3       No gain or loss will be recognized by Stock Bank upon the
receipt of the assets of the Mutual Bank in exchange for shares of Stock Bank common stock. (Code Section 1032(a)).


        4. Stock Bank's holding period in the assets received from the Mutual Bank will include the period during which such assets were held by Mutual Bank. (Code Section 1223(2)).

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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
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        5.      Stock Bank's basis in the assets of the Mutual Bank will be the same as the basis of such assets in the hands of the Mutual Bank immediately prior to the Reorganization. (Code Section 362(b)).


        6. Depositors will recognize no gain or loss upon the constructive receipt of solely Stock Bank common stock in exchange for their liquidation and other interests in Mutual Bank. (Code Section 354(a)(1)).

        7. Stock Bank will succeed to and take into account Lincoln Park Savings' earnings and profits or deficit in earnings and profits, as of the date of the Reorganization. (Code Section 381).


        8. For purposes of Section 381, Stock Bank will be treated the same as Mutual Bank, and, therefore, Mutual Bank's tax year will not end merely as a result of the conversion of the Mutual Bank to stock form and Stock Bank will not be required to obtain a new employee identification number. (Treas. Reg.
Section 1.381(b)-2 and Rev. Rul. 73-526, 1973-2 CB. 404).

        9. No gain or loss shall be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of Mutual Bank on the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to Lincoln Park Bancorp, MHC, in exchange for their deposit accounts in the Mutual Bank or to the other Depositors on the issuance to them of withdrawable deposit accounts. (Code Section 354(a)).

        10. It is more likely than not that the fair market value of the subscription rights to purchase Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors upon the distribution to them of the nontransferable subscription rights to purchase shares of stock of Lincoln Park Bancorp. Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

        11. The basis of the deposit accounts in the Stock Bank to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors of the Mutual Bank will be the same as the basis of their deposit accounts in Mutual Bank surrendered in exchange therefor. (Code Section 358(a)(1)). The basis of the interests in the liquidation rights in Lincoln Park Bancorp, MHC to be received by the Eligible Account Holders and Supplemental Eligible Account Holders of Mutual Bank shall be zero. (Rev. Rul. 71-233, 1971-1 C.B. 113).


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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
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        WITH RESPECT TO THE TRANSFER OF STOCK BANK STOCK TO LINCOLN PARK
BANCORP, MHC, FOR LIQUIDATION AND OTHER INTERESTS (THE "351 TRANSACTION"):

        12. The exchange of Stock Bank common stock constructively received by Eligible Account Holders, Supplemental Eligible Account Holders and Depositors in exchange for liquidation and other interests in Lincoln Park, MHC will constitute a tax-free exchange of property solely for "stock" pursuant to
Section 351 of the Code.


        13. Eligible Account Holders, Supplemental Eligible Account Holders and Depositors will recognize no gain or loss upon the transfer of Stock Bank common stock they constructively received in the Reorganization to Lincoln Park Bancorp, MHC solely in exchange for liquidation and other interests in Lincoln Park Bancorp, MHC. (Code Section 351).


        14. Eligible Account Holders, Supplemental Eligible Account Holders and Depositors basis in the Lincoln Park Bancorp, MHC liquidation and other interests received in the transaction (which basis is -0-) will be the same as the basis of the property transferred in exchange therefor. (Code Section 358(a)(1)).


        15. Lincoln Park Bancorp, MHC will recognize no gain or loss upon the receipt of property from Eligible Account Holders, Supplemental Eligible Account Holders and Depositors in exchange for liquidation and other interests in Lincoln Park Savings, MHC. (Code Section 1032(a)).

        16. Lincoln Park Bancorp, MHC's basis in the property received from Eligible Account Holders, Supplemental Eligible Account Holders and Depositors (which basis is -0-) will be the same as the basis of such property in the hands of Eligible Account Holders, Supplemental Eligible Account Holders and Depositors immediately prior to the transaction. (Code Section 362(a)).


        17. Lincoln Park Bancorp, MHC's holding period for the property received from Eligible Account Holders, Supplemental Eligible Account Holders and Depositors will include the period during which such property was held by such persons. (Code Section 1223(2)).

        WITH RESPECT TO THE TRANSFERS TO LINCOLN PARK BANCORP IN EXCHANGE FOR COMMON STOCK IN LINCOLN PARK BANCORP (THE "SECONDARY 351 TRANSACTION"):

        18. Lincoln Park Bancorp, MHC and the persons who purchased Common Stock of Lincoln Park Bancorp in the Subscription and Community Offering ("Minority Stockholders") will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to Lincoln Park Bancorp in exchange for stock in Lincoln Park Bancorp. (Code Section 351(a)).

        19. Lincoln Park Bancorp will recognize no gain or loss on its receipt of Stock Bank stock and cash in exchange for Lincoln Park Bancorp Common Stock. (Code Section 1032(a)).

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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
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        20.     Lincoln Park Bancorp, MHC's basis in the Lincoln Park Bancorp
Common Stock received in the Secondary 351 Transaction will be the same as its basis in the Stock Bank stock transferred. (Code Section 358(a)(1)).

        21. Lincoln Park Bancorp, MHC's holding period in the Lincoln Park Bancorp Common Stock received will include the period during which it held the Stock Bank common stock, provided that such property was a capital asset on the date of the exchange. (Code Section 1223(1)).

        22. Lincoln Park Bancorp's basis in the Stock Bank stock received from Lincoln Park Bancorp, MHC will be the same as the basis of such property in the hands of Lincoln Park Bancorp, MHC. (Code Section 362(a)).

        23. Lincoln Park Bancorp's holding period for the Stock Bank stock received from Lincoln Park Bancorp, MHC will include the period during which such property was held by Lincoln Park Bancorp, MHC. (Code Section 1223(2)).

        24. It is more likely than not that the basis of the Lincoln Park Bancorp Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire such stock was exercised. (Code Section 1223(6)).

                              PROPOSED TRANSACTION


        On May 13, 2004, the board of directors of Lincoln Park Savings adopted the Plan of Reorganization. For what are represented to be valid business purposes, Lincoln Park Savings' board of directors has decided to convert to a mutual holding company structure pursuant to federal and state law. The following steps are proposed:


        (i) Lincoln Park Savings will organize an interim stock savings bank (Interim One) as its wholly owned subsidiary;

        (ii) Interim One will organize an interim stock savings bank as its wholly owned subsidiary (Interim Two); and

        (iii) Interim One will also organize a federal mid-tier holding company as its wholly owned subsidiary (Lincoln Park Bancorp).

        The following transactions will occur simultaneously:


        (iv) Lincoln Park Savings will exchange its charter for a New Jersey stock savings bank charter (Stock Bank) and Interim One will exchange its charter for a federal mutual holding company charter to become Lincoln Park Bancorp, MHC ("MHC");

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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
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        (v)     Simultaneously with step (iv) Interim Two will merge with and into Stock Bank with Stock Bank as the resulting institution;

        (vi) All of the initially issued stock of Stock Bank will be transferred to the MHC in exchange for liquidation and other rights in the MHC; and


        (vii) Lincoln Park Bancorp, MHC will contribute Stock Bank's common stock to Lincoln Park Bancorp, a wholly owned subsidiary of Lincoln Park Bancorp, MHC, for additional shares of Lincoln Park Bancorp stock.

        These transactions are referred to herein collectively as the "Reorganization."


        Those persons who, as of the date of the Reorganization (the "Effective Date"), hold depository rights with respect to Mutual Bank will thereafter have such rights solely with respect to Stock Bank. Each deposit account with Mutual Bank at the time of the exchange will become a deposit account in Stock Bank in the same amount and upon the same terms and conditions. In connection with the Reorganization, the Lincoln Park Savings Depositors who have liquidation and other rights will be deemed to have exchanged such rights in the Mutual Bank for shares of Stock Bank common stock which they constructively receive. Thereafter, the Lincoln Park Savings Depositors are deemed to transfer the shares of Stock Bank common stock that they constructively receive for liquidation and other rights in Lincoln Park Bancorp, M.H.C. Following the completion of the Reorganization, all Depositors who had liquidation and other rights with respect to Mutual Bank immediately prior to the Reorganization will continue to have such rights solely with respect to Lincoln Park Bancorp, MHC so long as they continue to hold deposit accounts with Stock Bank. All new Depositors of Stock Bank after the completion of the Reorganization will have ownership rights solely with respect to Lincoln Park Bancorp, MHC so long as they continue to hold deposit accounts with Stock Bank.

        The shares of Interim Two common stock owned by Lincoln Park Bancorp, MHC prior to the Reorganization shall be converted into and become shares of common stock of Stock Bank on the Effective Date. The shares of Stock Bank common stock constructively held by the Lincoln Park Savings Depositors will be transferred to Lincoln Park Bancorp, MHC in exchange for liquidation and other interests in Lincoln Park Bancorp, MHC.


        Lincoln Park Bancorp will have the power to issue shares of capital stock (including common and preferred stock) to persons other than Lincoln Park Bancorp, MHC. So long as Lincoln Park Bancorp, MHC is in existence, however, it must own a majority of the voting stock of Lincoln Park Bancorp. Lincoln Park Bancorp may issue any amount of non-voting stock to persons other than Lincoln Park Bancorp, MHC. No such non-voting stock will be issued as of the date of the Reorganization.

        The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us.

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Board of Directors
Lincoln Park Savings and Loan Association
August 31, 2004
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Moreover, there can be no assurance that contrary positions may not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.


        Our opinion under paragraph 10 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinion under paragraphs 10 and 24 is based on the position that the subscription rights to purchase shares of Common Stock received by Eligible Account Holders, the Stock Bank's Tax -Qualified Employee Plans, Supplemental Eligible Account Holders and Voting Depositors have a fair market value of zero. We note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Common Stock have no value.


        If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Lincoln Park Bancorp and/or the Stock Bank may be taxable on the distribution of the subscription rights.

        It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.

        We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above.

        We hereby consent to the filing of the opinion as an exhibit to Lincoln Park Savings' combined Form MHC-1/MHC-2 Notice of MHC Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC, and as an exhibit to the Holding Company's Application on Form H(e)-1, as filed with the OTS and Lincoln Park Bancorp's Registration Statement on Form SB-2 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2, H(e)-1, and SB-2 under the captions "The Reorganization and Offering - Tax Effects of the Reorganization" and "Legal and Tax Matters," and to the summarization of our opinion in such Prospectus.

                                           Very truly yours,


                                           /s/ Luse Gorman Pomerenk & Schick
                                           ---------------------------------
                                           LUSE GORMAN POMERENK & SCHICK
                                           A Professional Corporation